Exhibit 5.6

CIBC World Markets Inc.
9th Floor, Bankers Hall East
855 — 2nd Street S.W.
Calgary, Alberta T2P 4J7

Tel: (403) 260-0500
Fax: (403) 260-0524

LETTER OF CONSENT
     We hereby consent to the references to us and to the inclusion in this Registration Statement on Form F-10, of our fairness opinion dated July 23, 2006, which opinion appears as Appendix “C” to the Information Circular and Proxy Statement of Esprit Energy Trust dated August 22, 2006.
Very truly yours,
CIBC WORLD MARKETS INC.
August 22, 2006
Calgary, Alberta